Exhibit 10.1

EXECUTION

AMENDMENT NO. 4 TO

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Amendment No. 4, dated as of April 30, 2014 (this “Amendment”), among Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”), PennyMac Loan Services, LLC (the “Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

The Buyer, the Seller and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement, dated as of May 3, 2013 (as amended by Amendment No. 1, dated as of September 5, 2013, Amendment No. 2, dated as of January 10, 2014 and Amendment No. 3, dated as of March 13, 2014, the “Existing Repurchase Agreement”; as further amended by this Amendment, the “Repurchase Agreement”) and the related Pricing Side Letter, dated as of May 3, 2013 (as amended from time to time, the “Pricing Side Letter”).  The Guarantor is party to that certain Guaranty (the “Guaranty”), dated as of August 14, 2009, as the same may be further amended from time to time, by the Guarantor in favor of Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Guaranty, as applicable.

The Buyer, the Seller and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.  As a condition precedent to amending the Existing Repurchase Agreement, the Buyer has required the Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended:

1.1                               by deleting the definitions of “GNMA Loan” and “Maximum Committed Purchase Price” in their entirety and replacing them with the following:

“GNMA Loan” means any Purchased Mortgage Loan that is subject to a Transaction hereunder and was purchased from a GNMA Security in accordance with the terms of the GNMA Guide, or purchased from the Seller shortly after its purchase from a GNMA Security.

“Maximum Committed Purchase Price” means $800,000,000; provided, that, for all purposes hereunder, for all Purchased Mortgage Loans that are GNMA Loans, the Maximum Committed Purchase Price shall be deemed to be $500,000,000.  For the avoidance of doubt, the Maximum Committed Purchase Price hereunder shall not exceed $800,000,000, inclusive of all Purchased Mortgage Loans, including all Purchased Mortgage Loans that are GNMA Loans.

1.2                               by adding the following definitions in their proper alphabetical order:

“Agent” means DLJ Mortgage Capital, Inc.

“Attorney Bailee Letter” means a bailee letter substantially in the form approved in writing by Buyer.

“GNMA Account” means (a) the account maintained by Buyer as designated in writing to Seller by Buyer or (b) the account maintained by Agent designated as: SPS INV 404 P&I ACCT, Account No. 730140365, JPMorgan Chase Bank, ABA No. 113000609, or (c) such other account as designated in writing by Buyer, in each case, as contemplated by Section 14.ii hereof.

SECTION 2.                            Program; Initiation of Transactions. Section 3 of the Existing Repurchase Agreement is hereby amended by adding the following section (g) at the end thereof:

g.                                       Buyer hereby appoints and authorizes Agent to act as agent solely with respect to performance of the following duties, in each case, on behalf of Buyer to the extent contemplated by Section 14.ii: (i) receiving from HUD and VA all amounts with respect to all Purchased Mortgage Loans that are GNMA Loans, (ii) maintaining the GNMA Account, (iii) taking such actions as Agent deems appropriate to administer the GNMA Account, and (iv) acting as mortgagee of record with respect to the GNMA Loans pursuant to Section 14.ii hereof.  The Agent shall have no duties or responsibilities except those expressly set forth in this Section 3.g.

SECTION 3.                            Covenants.  Section 14 of the Existing Repurchase Agreement is hereby amended by:

3.1                               deleting section (f) in its entirety and replacing it with the following:

f.                                        Servicer; Asset Tape.  Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) within two (2) Business Days following any Purchased Mortgage Loan becoming an Aged Loan, (c) the fifth (5th) Business Day of each month, or (d) within two (2) Business Days following the request of Buyer, Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the date requested.  Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

3.2                               adding the following section (ii) at the end thereof:

ii.                                       GNMA Loans.

A.                                    Prior to May 12, 2014, Seller shall remain, on each of the HUD and VA systems, the mortgagee of record with respect to each GNMA Loan.  Upon receipt of any proceeds from HUD or VA, with respect to any Purchased Mortgage Loan that is a GNMA Loan, Seller shall remit such amounts within four (4) Business Days to the Securities Account.

To the extent either HUD or VA deducts any amounts owing by Seller to HUD or VA, as applicable, Seller shall deposit, within four (4) Business Days following the remittance by HUD or VA, as applicable, such deducted amounts into the Securities Account.

B.                                    On and after May 12, 2014, with respect to each GNMA Loan, (A) to the extent each of the HUD and VA systems permit Buyer to designate a GNMA Account linked to Buyer as mortgagee of record, Seller shall cause Buyer to be designated as mortgagee of record on each of the HUD and VA systems under mortgagee number 34522, and shall submit all claims to HUD or VA under such applicable number for remittance of amounts to the GNMA Account designated by Buyer in writing, or (B) to the extent that the HUD or VA systems do not permit Buyer to designate a GNMA Account on their systems linked to Buyer as mortgagee of record, Seller shall cause Agent to be designated as the mortgagee of record on each of the HUD and VA systems under mortgagee number 72425, or such other mortgagee or record and number as designated in writing by Buyer and shall submit all claims to HUD or VA under such applicable number for remittance of amounts to the GNMA Account linked to the Agent, or such other GNMA Account designated in writing by Buyer.

C.                                    Seller shall cooperate and do all things deemed necessary or appropriate by Buyer to effectuate the steps as contemplated in this Section 14.ii.

SECTION 4.                            Representations and Warranties.  Schedule 1 of the Existing Repurchase Agreement is hereby amended by deleting clauses (a), (c), (g), (o) and (aaa) in their entirety and replacing them with those set forth on Exhibit A hereto.

SECTION 5.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;

(b)                                 Amendment No. 3 to that certain Pricing Side Letter, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, the Seller and the Guarantor;

(c)                                  Amendment No. 4 to that certain Custodial Agreement, dated as of the date hereof, executed and delivered by duly authorized officers of the Buyer, the Seller and the Custodian; and

(d)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

5.2                               REO Financing.  Buyer and Seller mutually agree to cooperate to, within thirty (30) days following the Amendment Effective Date, (i) form an REO special purpose entity owned by Seller and (ii) amend the Program Agreements, in each case, for purposes of financing REO Properties on terms and conditions acceptable to the parties.

5.3                               Commitment Fee.  In addition to the requirements set forth in Section 2.1 of the Pricing Side Letter, on or before the date hereof, the Seller shall have paid to the Buyer a non-refundable fee in an amount equal to $347,250 in connection with the increase of the Maximum Committed Purchase Price as set forth herein.

SECTION 6.                            Representations and Warranties.  Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.

SECTION 7.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 10.                  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 11.                     Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and acknowledges and agrees that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Repurchase Agreement and related Program Agreements, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
	Name:	Adam Loskove
	Title:	Vice President

PennyMac Loan Services, LLC, as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Executive Vice President, Treasurer

Private National Mortgage Acceptance Company, LLC, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Executive Vice President, Treasurer

Signature Page to Amendment No. 4 to Amended and Restated Master Repurchase Agreement

Exhibit A
to
Amendment No. 4 to Amended and Restated Master Repurchase Agreement

(a)                                 Payments Current.  Except with respect to a Mortgage Loan that is a GNMA Loan, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited.  Except with respect to a Mortgage Loan that is a GNMA Loan, no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan.  The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(c)                                  Original Terms Unmodified.  The terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except (i) by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule and (ii) with respect to a Mortgage Loan that is a GNMA Loan.  The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule.  No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.

(g)                                  No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  Except with respect to a Mortgage Loan that is a GNMA Loan, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(o)                                 No Defaults.  Except with respect to a Mortgage Loan that is a GNMA Loan, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(aaa)                   Qualified Mortgage.  Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e); provided that a modification subsequent to the date listed above shall not be considered an “origination” of a Mortgage Loan or a “covered transaction” as long as no new Mortgage Note is executed and delivered and the interest rate of the related Mortgage Loan is not increased.